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                                                                    EXHIBIT 11.1

                     Braun Consulting, Inc. and Subsidiaries
             Statement Regarding Computation of Per Share Earnings
                     (In thousands except per share amounts)


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                                                                           Year Ended December 31
                                                     2000                          1999                              1998
                                       --------------------------  -----------------------------    -------------------------------
                                          Basic        Diluted         Basic         Diluted           Basic          Diluted
                                       ------------- ------------    -------------  ------------     ------------  ----------------
Pro forma net income                     $ (14,589)   $ (14,589)        $ 2,020        $ 2,020            $ 323            $ 323
                                       ============= ============  =============== =============    ============= =================


Shares used in computing net earnings
per share ...........................   19,372,159   19,372,159       13,979,808    13,979,808       11,572,451        11,572,451
Weighted average common shares and
common share equivalents ............
Effect of shares issuable under stock
options and warrants based on the
treasury stock method ...............            -    1,327,637                -     1,361,001                -           998,082
                                       ------------- ------------    -------------  ------------     ------------  ----------------
                                        19,372,159   20,699,796       13,979,808    15,340,809       11,572,451        12,570,533
Pro forma earning per share .........       $(0.75)      $(0.75)  (1)      $0.14         $0.13           $ 0.03            $ 0.03
                                       ============= ============    =============  ============     ============  ================


         (1) The Company is in a net loss position for the year ended December 31, 2000. Therefore, the common stock equivalents are not considered in earnings
(loss) per share diluted, since their effect is anti-dilutive.

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